As filed with the Securities and Exchange Commission on January 23, 1996


                                                     Registration No. 33-_______


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                                   -----------

                         NATIONAL COMPUTER SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

                              Minnesota 41-0850527
                  (State or other jurisdiction (I.R.S. Employer
                      of incorporation) Identification No.)



                            11000 Prairie Lakes Drive
                             Eden Prairie, MN 55344
               (Address of principal executive offices) (Zip Code)


                         NATIONAL COMPUTER SYSTEMS, INC.
                         1990 EMPLOYEE STOCK OPTION PLAN
                            (Full title of the plan)

            J.W. Fenton, Jr.                                 Copy to:
          Secretary/Treasurer                             Jay L. Swanson
    National Computer Systems, Inc.                  Dorsey & Whitney P.L.L.P.
       11000 Prairie Lakes Drive                      Pillsbury Center South
     Eden Prairie, Minnesota 55344                    220 South Sixth Street
(Name and address of agent for service)            Minneapolis, Minnesota 55402

                                 (612) 829-3040
          (Telephone number, including area code, of agent for service)

                                   ----------

                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
                                      Proposed         Proposed
                                       maximum          maximum      Amount of
Title of securities  Amount to be      offering        aggregate    registration
 to be registered    registered(1)  price/share(2)  offering price(2)   fee
-------------------------------------------------------------------------------
Common Stock,
$.03 par value        350,000          $18.25        $6,387,500      $2,202.59
-------------------------------------------------------------------------------
(1) The number of shares of Common Stock being registered represents the number of shares that may be issued pursuant to the plan in addition to shares previously registered.

(2) Estimated solely for the purpose of calculating the registration fee, based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on January 19, 1996.

Pursuant to General Instruction E of General Instructions to Form S-8, this registration statement incorporates by reference the registrant's registration statement on Form S-8 filed on June 11, 1992 (Registration No.
33-48509).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8.           Exhibits

Exhibit
Number            Description

4          -      Rights  Agreement dated  as of  June 23, 1987 between National
                  Computer  Systems,  Inc.  (the "Company")  and  Norwest  Bank
                  Minnesota, N. A. (including the form of Right Certificate attached as Exhibit B thereto) is incorporated herein by reference to Exhibit 4.1 to the Company's report on Form 8-K dated June 23, 1987.

5           -     Opinion of Counsel for the Company

23.1      -       Consent of Independent Auditors

23.2      -       Consent of Counsel for the Company (included in Exhibit 5)

24         -      Power of Attorney

Item 9.           Undertakings

                  The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment to this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie, State of Minnesota.

                                                 NATIONAL COMPUTER SYSTEMS, INC.

                Dated: January 22, 1996          By:   /s/ J.W. Fenton, Jr.
                                                    -----------------------
                                                           J.W. Fenton, Jr.
                                                        Secretary/Treasurer

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


Name

By:    Russell A. Gullotti*    Chairman of the Board of Directors, President and
       Russell A. Gullotti     Chief Executive Officer
                               (principal executive officer)

By:    David P. Campbell*      Director
       David P. Campbell

By:    David C. Cox*           Director
       David C. Cox

By:                            Director
       Jean B. Keffeler

By:    Charles W. Oswald*      Director
       Charles W. Oswald

By:    Stephen G. Shank*       Director
       Stephen G. Shank

By:    John E. Steuri*         Director
       John E. Steuri

By:                            Director
       Jeffrey E. Stiefler

By:    John W. Vessey*         Director
       John W. Vessey

By:    Jeffrey W. Taylor*      Vice President and Chief Financial Officer
       Jeffrey W. Taylor       (principal financial and accounting officer)

*    Executed  on  behalf  of  the  indicated  officers  and  directors  of  the
     registrant  by  J.W.  Fenton,  Jr.,  Secretary/Treasurer,   duly  appointed
     attorney-in-fact.


/s/ J.W. Fenton, Jr.
(Attorney-in-fact)                                Dated: January 22, 1996

                                  EXHIBIT INDEX


Exhibit
Number                             Description                            Page

5        -  Opinion of Counsel for the Company  ......................
23.1     -  Consent of Independent Auditors  .........................
23.2     -  Consent of Counsel for the Company (included in Exhibit 5)
24       -  Power of Attorney  .......................................